UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 14, 2018

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2018, Dennis M. Fenton, Ph.D., a member of the Board of Directors (the “Board”) of Pfenex Inc. (the “Company”) notified the Company that he will not stand for reelection at the Company’s next annual meeting of stockholders (the “Annual Meeting”). Dr. Fenton’s decision to not stand for reelection was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Dr. Fenton will continue to serve as director until the expiration of his term. The Board would like to thank Dr. Fenton for his dedicated service to Pfenex not only as a member of the Board for the last three years, but also for his service as chairperson of our Scientific Advisory Board.

In connection with Dr. Fenton’s decision not to stand for re-election to the Board at the Annual Meeting, the Board, on March 14, 2018, resolved to reallocate a Class III director (with a term expiring at the 2020 annual meeting of stockholders) to Class I (with a term expiring at the 2018 annual meeting of stockholders). Accordingly, on March 14, 2018, Sigurdur Olafsson, age 49, stepped down as a Class III director and was immediately reappointed to the Board as a Class I director. Concurrently, the number of Class I seats was increased by one to three seats, and the number of Class III seats was reduced by one to two seats. Effective upon the expiration of Dr. Fenton’s term at the Annual Meeting, the size of the Board will be reduced to six members and the number of Class I seats will be reduced to two. Dr. Fenton will continue to serve on the Company’s audit committee, compensation committee, and corporate governance and nominating committee until the expiration of his term. Effective upon the expiration of Dr. Fenton’s term, Jason Grenfell-Gardner will join the audit committee and Sigurdur Olafsson will join the compensation committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: March 14, 2018	By:	/s/ Susan A. Knudson
Susan A. Knudson Chief Financial Officer